Exhibit 99.1

WILLIAM LYON HOMES REPORTS THIRD QUARTER 2018 RESULTS

29% INCREASE IN NET NEW HOME ORDERS; 24% INCREASE IN NEW HOME DELIVERIES;

32% INCREASE IN UNITS IN BACKLOG

NEWPORT BEACH, CA— October 30, 2018 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its third quarter ended September 30, 2018.

2018 Third Quarter Highlights (Comparison to 2017 Third Quarter)

•	Net income available to common stockholders of $26.6 million, or $0.68 per diluted share

•	Pre-tax income of $40.8 million

•	Net new home orders of 1,001, up 29%

•	Units in backlog of 1,596, up 32%

•	New home deliveries of 1,053 homes, up 24%

•	Dollar value of homes in backlog of $800.6 million, up 14%

•	Dollar value of orders of $457.6 million, up 8%

•	Average sales locations of 116, up 35%

•	Average sales price (ASP) of new homes delivered of $506,700 versus $576,200

•	Home sales revenue of $533.5 million, up 9%

•	Homebuilding gross margin percentage of 18.2%

•	Adjusted homebuilding gross margin percentage of 23.0%

•	SG&A percentage of 11.0%

•	Adjusted EBITDA of $66.2 million, down 2%

“We are pleased with our financial results for the third quarter, with homebuilding revenues of $533.5 million, up 9% and new home deliveries of 1,053, up 24%,” said Matthew R. Zaist, President and Chief Executive Officer. “During the quarter, our GAAP homebuilding gross margins were 18.2%, which is a 10 basis point improvement over the third quarter of 2017, and a 30 basis point improvement sequentially from the second quarter of this year. We expect our sequential margin improvement to carry into the fourth quarter with GAAP gross margins anticipated to expand approximately 40 to 60 basis points over the third quarter. Our third quarter net new home orders were up 29% year-over-year, to 1,001, and our average number of sales locations for the third quarter was 116, up from 86 in the third quarter of 2017.”

Mr. Zaist continued, “While the long-term fundamentals remain positive in the broader economy as well as our local markets, the cost of home ownership has increased with the significant price appreciation in several of our markets over the last few years, combined with the recent rise in mortgage interest rates. As a result, and most notably in Northern California and Seattle, we have experienced some sales pace moderation, which has led us to adjust our expectations for our fourth quarter results. Overall, in the face of some challenging market conditions, our strong backlog of 1,596 units with a dollar value of over $800 million still puts us in position to finish the year strongly and achieve another year of profitability growth for the Company and a record year in revenue and deliveries. The Company expects fourth quarter results to include backlog conversion of 85% to 92.5%, which we believe will contribute significant cash in-flows in the fourth quarter, enabling us to make further progress on our debt reduction for the year and keep us on track toward our long-term balance sheet goals including targeting 40% debt-to-cap by 2020. Looking forward, our new community openings over the next several quarters will be focused on affordable price points below the market medians with an emphasis on the entry level and active adult buyer segments, which we believe will help to address affordability concerns and drive continued growth for William Lyon Homes.”

Outlook

For the fourth quarter of 2018, the Company anticipates fourth quarter new home deliveries of approximately 1,360 to 1,475 units, average sales price of homes closed of approximately $505,000, and pre-tax income before non-controlling interest of approximately $62 million to $67 million.

For the full year, the Company anticipates new home deliveries of approximately 4,235 to 4,350 units, home sales revenues of approximately $2.115 billion to $2.165 billion and pre-tax income before non-controlling interest of approximately $157 million to $162 million.

Operating Results

Home sales revenue for the third quarter of 2018 was $533.5 million, as compared to $490.3 million in the year-ago period, an increase of 9%. The increase was driven by a 24% increase in deliveries to 1,053 homes, compared to 851 in the third quarter of 2017.

Net new home orders for the quarter were 1,001, up 29% from 774 in the third quarter of 2017. The overall increase in net new home orders was driven by an increase in community count to 116 average sales locations, from 86 in the year-ago period, an increase of 35%.

The dollar value of homes in backlog was $800.6 million as of September 30, 2018, an increase of 14%, compared to $699.3 million as of September 30, 2017. The increase was driven by a 32% increase in units in backlog to 1,596 from 1,208 in the year-ago period. The average sales price of homes in backlog decreased to $501,600 from $578,900 in the prior year, due to the number of homes in backlog at our Texas division of 248 homes at an average sales price of $275,300, with no comparable amount in the prior year.

Homebuilding gross margin percentage for homes closed during the third quarter of 2018 was 18.2%, up 10 basis points from 18.1% in the third quarter of 2017, and up 30 basis points from 17.9% in the second quarter of 2018.

Sales and marketing expense during the third quarter of 2018 was 5.4% of homebuilding revenue, compared to 4.5% in the year-ago quarter, which is driven by an increase in advertising and outside broker commissions of 60 basis points combined, as well as the impact of the adoption of ASC 606 of 20 basis points, which was adopted on January 1, 2018, requiring the Company to record certain selling costs that were previously recorded as cost of sales to sales and marketing expense. General and administrative expenses increased to 5.6% of homebuilding revenue, compared to 4.7% in the year-ago quarter as a result of continued investment in our growing operating business, incremental information technology investment and further investment in building out our financial services group.

Balance Sheet Update

At quarter end, cash and cash equivalents totaled $50.8 million, owned real estate inventories totaled $2.4 billion, total assets were $2.9 billion and total equity was $1.0 billion. Total debt to book capitalization was 60.3%, and net debt to net book capitalization was 59.5% at September 30, 2018, compared to 57.1% and 56.1% at September 30, 2017, and 54.5% and 49.6% at December 31, 2017, respectively.

Conference Call

The Company will host a conference call to discuss these results today, Tuesday, October 30, 2018 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, conference ID #1076946, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site.

A replay of the call will be available through November 6, 2018 by dialing (855) 859-2056 or (404) 537-3406, conference ID #1076946. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington, Oregon, and Texas. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Portland, Seattle, Austin and San Antonio. The Company has a distinguished legacy of more than 60 years of homebuilding operations, over which time it has sold in excess of 105,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Forward-Looking Statements

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: anticipated deliveries, revenue and pre-tax income, gross margin performance, backlog conversion rates, operating and financial results for the fourth quarter of 2018 and beyond, community count growth and project performance, market and industry trends, the continued housing market recovery, average sale price of homes to be closed in various periods, SG&A percentage, future cash needs and liquidity, minority interest from our homebuilding joint ventures, leverage ratios and reduction strategies, land acquisition spending, financial services and ancillary business performance and strategies; the anticipated financial or operational performance resulting from the RSI Communities transaction, and estimated new home deliveries, home sales revenue and community count on a combined Company basis. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: changes in mortgage and other interest rates; affordability pressures; the Company’s ability to successfully integrate RSI Communities’ homebuilding operations with its existing operations; adverse weather conditions; the availability of labor and homebuilding materials and increased construction cycle times; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; increased housing supply in our markets; increased outside broker costs; increased costs of homebuilding materials; changes in governmental laws and regulations and compliance, increased costs, fees and delays associated therewith; government actions, policies, programs and regulations directed at or affecting the housing market (including the Tax Cuts and Jobs Act (“TCJA”), the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates, including pursuant to the TCJA; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; defects in manufactured products or other homebuilding materials; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry, credit and capital markets; restraints on foreign investment; terrorism or other hostilities involving the United States and other geopolitical risk as well as restrictive policies such as tariffs or capital investment restrictions; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of and timing mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017
Operating revenue
Home sales	$533,514	$490,304
Construction services	1,190	35

	534,704	490,339

Operating costs
Cost of sales — homes	(436,311)	(401,700)
Construction services	(1,121)	(35)
Sales and marketing	(28,879)	(21,935)
General and administrative	(30,039)	(22,951)
Other	(591)	(548)

	(496,941)	(447,169)

Operating income	37,763	43,170
Equity in income of unconsolidated joint ventures	531	1,160
Other income (loss), net	2,510	(365)

Income before provision for income taxes	40,804	43,965
Provision for income taxes	(8,990)	(13,905)

Net income	31,814	30,060
Less: Net income attributable to noncontrolling interests	(5,256)	(2,642)

Net income available to common stockholders	$26,558	$27,418

Income per common share:
Basic	$0.70	$0.74
Diluted	$0.68	$0.71
Weighted average common shares outstanding:
Basic	37,847,743	37,059,483
Diluted	39,160,894	38,583,341

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Operating revenue
Home sales	$1,424,331	$1,171,791
Construction services	3,193	94

	1,427,524	1,171,885

Operating costs
Cost of sales — homes	(1,169,191)	(973,212)
Construction services	(3,063)	(41)
Sales and marketing	(80,420)	(57,924)
General and administrative	(83,067)	(61,447)
Transaction expenses	(3,907)	—
Other	(1,510)	(1,548)

	(1,341,158)	(1,094,172)

Operating income	86,366	77,713
Equity in income of unconsolidated joint ventures	1,996	2,622
Other income (loss), net	2,856	(12)

Income before extinguishment of debt	91,218	80,323
Loss on extinguishment of debt	—	(21,828)

Income before provision for income taxes	91,218	58,495
Provision for income taxes	(19,580)	(17,480)

Net income	71,638	41,015
Less: Net income attributable to noncontrolling interests	(14,297)	(4,643)

Net income available to common stockholders	$57,341	$36,372

Income per common share:
Basic	$1.51	$0.98
Diluted	$1.45	$0.95
Weighted average common shares outstanding:
Basic	37,931,764	37,007,144
Diluted	39,581,986	38,381,292

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Cash and cash equivalents	$50,782	$182,710
Receivables	10,561	10,223
Escrow proceeds receivable	370	3,319
Real estate inventories
Owned	2,437,450	1,699,850
Not owned	209,819	—
Investment in unconsolidated joint ventures	5,109	7,867
Goodwill	118,877	66,902
Intangibles, net of accumulated amortization of $4,640 as of September 30, 2018 and December 31, 2017	6,700	6,700
Deferred income taxes	48,279	47,915
Lease right-of-use assets	15,353	14,454
Other assets, net	40,748	21,164

Total assets	$2,944,048	$2,061,104

LIABILITIES AND EQUITY
Accounts payable	$94,904	$58,799
Accrued expenses	125,249	111,491
Liabilities from inventories not owned	209,819	—
Revolving credit facility	220,000	—
Land notes payable	—	589
Construction notes payable	1,426	—
Joint venture notes payable	163,385	93,926
5 3⁄4% Senior Notes due April 15, 2019	—	149,362
7% Senior Notes due August 15, 2022	347,273	346,740
6% Senior Notes due September 1, 2023	343,568	—
5 7⁄8% Senior Notes due January 31, 2025	440,597	439,567

	1,946,221	1,200,474

Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and no shares issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 34,150,104 and 34,267,510 shares issued, 32,937,737 and 33,135,650 shares outstanding at September 30, 2018 and December 31, 2017, respectively	341	344
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 4,817,394 shares issued and outstanding at September 30, 2018 and December 31, 2017	48	48
Additional paid-in capital	445,694	454,286
Retained earnings	383,135	325,794

Total William Lyon Homes stockholders’ equity	829,218	780,472
Noncontrolling interests	168,609	80,158

Total equity	997,827	860,630

Total liabilities and equity	$2,944,048	$2,061,104

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended September 30,
	2018	2017
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	1,053	851	24%

Home sales revenue	$533,514	$490,304	9%
Cost of sales (excluding interest and purchase accounting adjustments)	(410,908)	(378,777)	8%

Adjusted homebuilding gross margin (2)	$122,606	$111,527	10%

Adjusted homebuilding gross margin percentage (2)	23.0%	22.7%	1%

Interest in cost of sales	(21,548)	(22,923)	(6%)
Purchase accounting adjustments	(3,855)	—	N/M

Gross margin	$97,203	$88,604	10%

Gross margin percentage	18.2%	18.1%	1%

Number of homes closed
California	301	300	0%
Arizona	108	133	(19%)
Nevada	80	74	8%
Colorado	124	44	182%
Washington	118	116	2%
Oregon	159	184	(14%)
Texas	163	—	N/M

Total	1,053	851	24%

Average sales price of homes closed
California	$668,800	$769,800	(13%)
Arizona	317,500	297,800	7%
Nevada	622,700	580,600	7%
Colorado	440,100	563,900	(22%)
Washington	686,300	618,900	11%
Oregon	436,700	435,900	0%
Texas	264,400	—	N/M

Company Average	$506,700	$576,200	(12%)

Number of net new home orders
California	295	238	24%
Arizona	118	124	(5%)
Nevada	94	66	42%
Colorado	100	82	22%
Washington	77	116	(34%)
Oregon	145	148	(2%)
Texas	172	—	N/M

Total	1,001	774	29%

Average number of sales locations during period
California	36	23	57%
Arizona	6	7	(14%)
Nevada	15	13	15%
Colorado	12	16	(25%)
Washington	10	11	(9%)
Oregon	15	16	(6%)
Texas	22	—	N/M

Total	116	86	35%

(1)

For the 2018 period presented, the Company is reporting in seven segments: California, Arizona, Nevada, Colorado, Washington, Oregon, and Texas. Texas is a new reporting segment resulting from the RSI Acquisition completed in 2018. For the 2017 period presented, the Company reported in six segments: California, Arizona, Nevada, Colorado, Washington, and Oregon.

(2)

Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Nine Months Ended September 30,
	2018	2017
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	2,875	2,181	32%

Home sales revenue	$1,424,331	$1,171,791	22%
Cost of sales (excluding interest and purchase accounting adjustments)	(1,096,535)	(917,992)	19%

Adjusted homebuilding gross margin (2)	$327,796	$253,799	29%

Adjusted homebuilding gross margin percentage (2)	23.0%	21.7%	6%

Interest in cost of sales	(62,681)	(55,220)	14%
Purchase accounting adjustments	(9,975)	—	N/M

Gross margin	$255,140	$198,579	28%

Gross margin percentage	17.9%	16.9%	6%

Number of homes closed
California	779	637	22%
Arizona	336	408	(18%)
Nevada	245	175	40%
Colorado	362	140	159%
Washington	350	292	20%
Oregon	403	529	(24%)
Texas	400	—	N/M

Total	2,875	2,181	32%

Average sales price of homes closed
California	$655,400	$725,600	(10%)
Arizona	312,800	290,900	8%
Nevada	592,700	591,100	0%
Colorado	433,900	551,100	(21%)
Washington	628,900	635,400	(1%)
Oregon	452,900	424,900	7%
Texas	259,400	—	N/M

Company Average	$495,400	$537,300	(8%)
Number of net new home orders
California	915	783	17%
Arizona	344	401	(14%)
Nevada	318	236	35%
Colorado	404	229	76%
Washington	392	432	(9%)
Oregon	553	575	(4%)
Texas	451	—	N/M

Total	3,377	2,656	27%

Average number of sales locations during period
California	29	23	26%
Arizona	6	8	(25%)
Nevada	13	13	0%
Colorado	14	14	0%
Washington	9	9	0%
Oregon	15	18	(17%)
Texas	16	—	N/M

Total	102	85	20%

(1)

For the 2018 period presented, the Company is reporting in seven segments: California, Arizona, Nevada, Colorado, Washington, Oregon, and Texas. Texas is a new reporting segment resulting from the RSI Acquisition completed in 2018. For the 2017 period presented, the Company reported in six segments: California, Arizona, Nevada, Colorado, Washington, and Oregon.

(2)

Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of September 30,
	2018	2017
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Backlog of homes sold but not closed at end of period
California	451	370	22%
Arizona	169	197	(14%)
Nevada	159	120	33%
Colorado	214	164	30%
Washington	133	192	(31%)
Oregon	222	165	35%
Texas	248	—	N/M

Total	1,596	1,208	32%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$327,838	$294,861	11%
Arizona	53,585	60,467	(11%)
Nevada	94,053	81,192	16%
Colorado	92,315	69,085	34%
Washington	83,256	119,299	(30%)
Oregon	81,270	74,424	9%
Texas	68,267	—	N/M

Total	$800,584	$699,328	14%

Lots owned and controlled at end of period
Lots owned (1)
California	3,648	1,616	126%
Arizona	3,756	4,541	(17%)
Nevada	2,745	2,871	(4%)
Colorado	1,006	1,376	(27%)
Washington	1,538	1,363	13%
Oregon	2,613	1,806	45%
Texas	3,199	—	N/M

Total	18,505	13,573	36%

Lots controlled
California	1,709	915	87%
Arizona	651	157	N/M
Nevada	—	410	(100%)
Colorado	2,368	292	711%
Washington	710	797	(11%)
Oregon	1,307	1,800	(27%)
Texas	3,885	—	N/M

Total	10,630	4,371	143%

Total lots owned and controlled
California	5,357	2,531	112%
Arizona	4,407	4,698	(6%)
Nevada	2,745	3,281	(16%)
Colorado	3,374	1,668	102%
Washington	2,248	2,160	4%
Oregon	3,920	3,606	9%
Texas	7,084	—	N/M

Total	29,135	17,944	62%

(1)

Certain lots in California and Texas are consolidated on the Company’s accompanying balance sheet in accordance with FASB ASC Topic 470, Debt (“ASC 470”). Included in lots owned are 876 lots in California and 1,646 lots in Texas that are associated with a land banking transaction that is consolidated on the Company’s accompanying balance sheet in accordance with ASC 470.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Net income available to common stockholders	$26,558	$27,418	$57,341	$36,372
Net income, adjusted for transaction expenses and loss on extinguishment of debt, net of tax benefit (1)	$26,558	$27,418	$60,408	$50,448
Net cash used in (provided by) operating activities	$(55,046)	$43,822	$(184,996)	$(22,990)
Interest incurred	$24,725	$18,112	$66,791	$56,358
Adjusted EBITDA (2)	$66,175	$67,821	$170,302	$137,821
Adjusted EBITDA Margin (3)	12.4%	13.8%	11.9%	11.8%
Ratio of adjusted EBITDA to interest incurred	2.7	3.7	2.5	2.4

Balance Sheet Data

	September 30,	December 31,
	2018	2017
Cash and cash equivalents	$50,782	$182,710

Total William Lyon Homes stockholders’ equity	829,218	780,472
Noncontrolling interests	168,609	80,158
Total debt	1,516,249	1,030,184

Total capital	$2,514,076	$1,890,814

Ratio of debt to total capital	60.3%	54.5%
Ratio of net debt to total capital (net of cash)	59.5%	49.6%

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

(1)

Adjusted net income means net income available to common stockholders plus transaction expenses and loss for the extinguishment of the 8.5% Senior Notes. Adjusted net income is not a financial measure prepared in accordance with U.S. GAAP. Adjusted net income is presented herein because management believes the presentation of adjusted net income provides useful information to the Company’s investors regarding the Company’s results of operations because adjusted net income isolates the impact of the one-time, non-recurring transaction expenses and infrequent extinguishment fees. Adjusted net income should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income available to common stockholders to adjusted net income is provided in the following table:

	Nine	Nine
	Months	Months
	Ended	Ended
	September 30,	September 30,
	2018	2017
Net income available to common stockholders	$57,341	$36,372
Add: Transaction expenses	3,907	—
Less: Income tax benefit applicable to transaction expenses	(840)	—
Add: Loss on extinguishment of debt	—	21,828
Less: Income tax benefit applicable to loss on extinguishment of debt	—	(7,752)

Net income, adjusted for transaction expenses and loss on extinguishment of debt, net of tax benefits	$60,408	$50,448

Diluted weighted average common shares outstanding	39,581,986	38,381,292
Adjusted net income excluding noncontrolling interest per diluted share	$1.53	$1.31

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

(2)

Adjusted EBITDA means net income available to common stockholders plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, (viii) equity in income of unconsolidated joint ventures, (ix) transaction expenses, and (x) loss on extinguishment of debt. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income available to common stockholders to adjusted EBITDA is provided in the following table:

	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Net income available to common stockholders	$26,558	$27,418	$57,341	$36,372
Provision for income taxes	8,990	13,905	19,580	17,480
Interest expense
Interest incurred	24,725	18,112	66,791	56,358
Interest capitalized	(24,725)	(18,112)	(66,791)	(56,358)
Amortization of capitalized interest included in cost of sales	22,009	22,940	63,227	55,237
Stock based compensation	2,406	3,045	7,593	6,260
Depreciation and amortization	1,807	535	5,779	1,426
Non-cash purchase accounting adjustments	3,855	—	9,975	—
Cash distributions of income from unconsolidated joint ventures	1,081	1,138	4,896	1,840
Equity in income of unconsolidated joint ventures	(531)	(1,160)	(1,996)	(2,622)
Transaction expenses	—	—	3,907	—
Loss on extinguishment of debt	—	—	—	21,828

Adjusted EBITDA	$66,175	$67,821	$170,302	$137,821

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

(3)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

Adjusted pre-tax income means income before provision for income taxes plus transaction expenses and loss for the extinguishment of the 8.5% Senior Notes. Adjusted pre-tax income is not a financial measure prepared in accordance with U.S. GAAP. Adjusted pre-tax income is presented herein because management believes the presentation of adjusted pre-tax income provides useful information to the Company’s investors regarding the Company’s results of operations because adjusted pre-tax income isolates the impact of the one-time, non-recurring transaction expenses and infrequent extinguishment fees. Adjusted pre-tax income should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of income before provision for income taxes to adjusted pre-tax income is provided in the following table:

	Nine	Nine
	Months	Months
	Ended	Ended
	September 30,	September 30,
	2018	2017
Income before provision for income taxes	$91,218	$58,495
Add: Transaction expenses	3,907	—
Loss on extinguishment of debt	—	21,828

Pre-tax income, adjusted for transaction expenses and loss on extinguishment of debt	$95,125	$80,323